News Release

For Immediate Release

Investor Contact:	Media Contact:

Shelly Hubbard	Eric Smith
Phone: 612-518-5406	Phone: 901-573-9156
E-mail: investor.relations@vistaoutdoor.com	E-mail: media.relations@vistaoutdoor.com

Vista Outdoor Announces the Departure of Chief Financial Officer Sudhanshu Priyadarshi
Andrew Keegan Named Interim CFO as the Company Undertakes a Formal Executive Search
Company Reports Preliminary Second Quarter FY23 Financial Results
Spin-Off of Outdoor Products Segment Remains on Track for Calendar 2023

Anoka, MN, October 24, 2022 — Vista Outdoor Inc. (NYSE: VSTO) today announced that after two and a half years in his role, Sudhanshu Priyadarshi, the Company’s Chief Financial Officer, has decided to pursue another opportunity and will be leaving his role in November. Mr. Priyadarshi will continue to fulfill his duties as CFO until his departure, including the release of the Company’s Q2 FY23 financial results.

The Company has launched a formal search for a permanent successor. Until then, Andrew Keegan, Vice President of Finance and Treasury, has been named as the interim CFO. Mr. Keegan brings over 10 years of experience at Vista Outdoor and over 15 years of experience in finance, accounting and treasury. He has held increasing roles of responsibility including Vice President of Corporate Accounting and External Reporting as well as CFO of the Company’s Sporting Products segment prior to his current role. Prior to Vista Outdoor, Mr. Keegan began his career with Deloitte. He is well known by investors and analysts and is highly respected both inside and outside the company.

Chris Metz, Chief Executive Officer, stated, “On behalf of our Board of Directors and everyone at Vista Outdoor, I want to thank Sudhanshu for his significant contributions and disciplined financial leadership. I am personally thrilled for him as this represents the exact right next opportunity for Sudhanshu. We wish him well in his next role.

“During Sudhanshu’s time at Vista Outdoor, he has played a critical role in augmenting our financial talent. He has been an invaluable CFO partner as we have led the Company through the last two and a half years of record financial performance. He has been instrumental in preparing the Company for its upcoming spin-off of the Outdoor Products segment as well as the completion of several key acquisitions which have better positioned us for long-term growth and profitability. Sudhanshu leaves the Company with a strong financial foundation, and we are highly confident that the talent we have put in place will endure and provide financial leadership for years to come. We are pleased with our financial performance, confident in our long-term strategy and excited about the future ahead. Our upcoming spin-off remains on track, and we look forward to further unlocking shareholder value through this transaction,” concluded Metz.

“It has been an honor to serve as CFO of Vista Outdoor and to work alongside Chris and many other outstanding leaders,” said Sudhanshu Priyadarshi. “This was not an easy decision, but as I pursue this next opportunity, I am excited about the strong financial position that I leave Vista Outdoor in. During my tenure at the Company, we have added highly talented leaders to a strong bench of talent within the finance and accounting organization. I have tremendous confidence in the Company’s executive and broader teams, in its long-term strategy and its future growth opportunities.”

Preliminary Second Quarter FY23 Financial Results

•Sales expected to be approximately $782 million, an increase of 0.4%
oSporting Products segment sales expected to be approximately $432 million, down 4 percent, and in-line with previous guidance.
oOutdoor Products segment sales expected to be approximately $349 million, up 6 percent.

•EBIT margins of approximately 17 percent and adjusted EBIT margins of approximately 18 percent.

•Depreciation and amortization expected to be approximately $23 million.

•Fully Diluted Earnings per Share (EPS) of approximately $1.62 and adjusted EPS of approximately $1.71.

Additional details of Vista Outdoor’s second quarter FY23 financial results will be announced on Wednesday, November 2, 2022, after the market closes followed by a conference call on Thursday, November 3, 2022.
The Company has not filed its Quarterly Report on Form 10-Q for the quarter ended September 25, 2022. As a result, all financial results described in this press release should be considered preliminary and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time the Company files its Quarterly Report on Form 10-Q for the quarter ended September 25, 2022.

Earnings Conference Call Webcast Information

Vista Outdoor will hold an investor conference call to discuss its second quarter FY23 financial results and outlook on November 3, 2022, at 9:00 a.m. ET. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast and view and/or download the earnings press release, including a reconciliation of non-GAAP financial measures, and the related earnings release presentation slides, which will also include detailed segment information, via Vista Outdoor’s website (www.vistaoutdoor.com). Choose "Investors" then "Events and Presentations". For those who cannot participate in the live webcast, a telephone recording of the conference call will be available until December 1, 2022. The telephone number is 866-813-9403, and the confirmation code is 713731.

About Vista Outdoor Inc.

Vista Outdoor (NYSE: VSTO) is the parent company of more than three dozen renowned brands that design, manufacture and market sporting and outdoor products. We serve a broad and diverse range of consumers around the globe, including outdoor enthusiasts, golfers, cyclists, backyard grillers, campers, hunters, recreational shooters, athletes, as well as law enforcement and military professionals. Our reporting segments, Outdoor Products and Sporting Products, provide these consumers with a wide range of performance-driven, high-quality and innovative outdoor and sporting products. Our operating model leverages shared resources across brands to achieve levels of excellence and performance that would be out of reach for any one brand on its own. Brands include Remington Ammunition, Bushnell, CamelBak, Bushnell Golf, Foresight Sports, Fox Racing, Bell Helmets, Camp Chef, Giro, Simms Fishing Products, QuietKat, Stone Glacier, Federal Ammunition and more. Vista Outdoor products are sold at leading retailers and distributors across North America and worldwide. For news and information, visit our website at www.vistaoutdoor.com.

Reconciliation of Non-GAAP Financial Measures

In addition to the results prepared in accordance with GAAP, we are providing the information below on a non-GAAP basis, including, adjusted earnings before interest and tax (EBIT), adjusted interest expense, adjusted taxes, adjusted net income, and adjusted fully diluted earnings per share (EPS). Vista Outdoor defines these measures as, EBIT, interest, taxes, net income, and EPS excluding, where applicable, the impact of costs incurred for inventory step-up, transaction and transition costs, planned separation costs, post-acquisition compensation, contingent consideration, and debt issuance costs. Vista Outdoor management is presenting these measures so a reader may compare EBIT, interest, taxes, net income, and EPS excluding these items, as the measures provide investors with an important perspective on the operating results of the Company. Vista Outdoor management uses this measurement internally to assess business performance, and Vista Outdoor’s definition may differ from those used by other companies.

Three months ended September 25, 2022
(in thousands)
	EBIT	Interest Expense	Taxes	Net Income	EPS
As reported	$ 131,908	$ (13,934)	$ (24,519)	$ 93,455	$ 1.62
Inventory step-up	3,036	—	(759)	2,277	0.04
Transaction costs	5,779	—	(951)	4,828	0.08
Transition costs	400	—	(100)	300	0.01
Planned separation costs	7,687	—	(1,922)	5,765	0.10
Post-acquisition compensation	3,269	—	(487)	2,782	0.05
Contingent consideration	(11,313)	—	—	(11,313)	(0.20)
Debt issuance	—	$ 785	(196)	589	0.01
As adjusted	$ 140,766	$ (13,149)	$ (28,934)	$ 98,683	$ 1.71

*NOTE: Adjustments to "as reported" results are items that are excluded to arrive at the "as adjusted" results for the quarter ended September 25, 2022. EPS amounts may not foot due to rounding.

Three months ended September 25, 2022

During the three months ended September 25, 2022, we incurred inventory step-up costs associated with our acquisitions, which will be expensed in their inventory cycles. Given the infrequent and unique nature of these acquisitions, the Company feels these costs are not indicative of ongoing operations. The tax effect of the inventory step-up costs that are deductible for tax were calculated based on a blended statutory tax rate of approximately 25 percent.

During the three months ended September 25, 2022, we incurred transaction costs associated with possible and actual transactions, including advisory and legal fees. Given the nature of transaction costs, and differences in these amounts from one transaction to another, the Company believes these costs are not indicative of ongoing operations of the Company. A portion of the transaction costs are not deductible for tax, to which we applied a 0 percent blended tax rate and the portion that is deductible for tax was calculated based on a blended tax rate of approximately 25 percent.

During the three months ended September 25, 2022, we incurred transition costs associated with prior acquisitions such as retention, professional fees and travel costs. Given the infrequent and unique nature of these acquisitions, the Company believes these costs are not indicative of ongoing operations. The tax effect of the transition costs that are deductible for tax were calculated based on a blended tax rate of approximately 25 percent.

On May 5, 2022, we announced that our Board of Directors has unanimously approved preparations for the separation of our Outdoor Products and Sporting Products reportable segments into two independent, publicly-traded companies. During the three months ended September 25, 2022, we incurred costs associated with the planned separation, including advisory and legal fees. Given the unique nature of the transaction, the Company believes these costs are not indicative of ongoing operations. The tax effect of the transaction costs that are deductible for tax were calculated based on a blended statutory tax rate of approximately 25 percent.

During the three months ended September 25, 2022, we incurred post-acquisition compensation expense related to employee retention payments in connection with the Foresight, Stone Glacier, and QuietKat acquisitions. Given the infrequent and unique nature of these acquisitions, the Company believes these costs are not indicative of ongoing operations. A portion of the post-acquisition compensation expenses are not deductible for tax, to which we applied a 0 percent blended tax rate and the portion that is deductible for tax was calculated based on a blended tax rate of approximately 25 percent.

During the three months ended September 25, 2022, we recognized non-cash income for the change in the estimated fair value of the contingent consideration payable related to our QuietKat acquisition. Given the infrequent and unique nature of acquisitions, the Company believes these costs are not indicative of ongoing operations. The contingent consideration costs are not deductible for tax and applied a 0 percent tax rate.

During the three months ended September 25, 2022, we refinanced our 2021 ABL Revolving Credit Facility, and wrote off unamortized debt issuance costs related to that Credit Facility. The tax effect of the debt issuance costs that are deductible for tax were calculated based on a blended statutory tax rate of approximately 25 percent.

As noted above, our reported tax expense of $(24,519) results in a tax rate of 20.8 percent and our adjusted tax expense of $(28,934) results in an adjusted tax rate of 22.7 percent.

Forward-Looking Statements

Some of the statements made and information contained in this report, excluding historical information, are "forward-looking statements," including those that discuss, among other things: our plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words "believe," "expect," "anticipate," "intend," "aim," "should" and similar expressions are intended to identify such forward-looking statements. To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause our actual results to differ materially from the expectations described in such forward-looking statements, including the following: supplier capacity constraints, production or shipping disruptions or quality or price issues affecting our operating costs; the supply, availability and costs of raw materials and components; increases in commodity, energy, and production costs; seasonality and weather conditions; our ability to complete acquisitions, realize expected benefits from acquisitions and integrate acquired businesses; reductions in or unexpected changes in or our inability to accurately forecast demand for ammunition, accessories, or other outdoor sports and recreation products; disruption in the service or significant increase in the cost of our primary delivery and shipping services for our products and components or a significant disruption at shipping ports; risks associated with diversification into new international and commercial markets, including regulatory compliance; our ability to take advantage of growth opportunities in international and commercial markets; our ability to obtain and maintain licenses to third-party technology; our ability to attract and retain key personnel; disruptions caused by catastrophic events; risks associated with our sales to significant retail customers, including unexpected cancellations, delays, and other changes to purchase orders; our competitive environment; our ability to adapt our products to changes in technology, the marketplace and customer preferences, including our ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail; our ability to maintain and enhance brand recognition and reputation; others' use of social media to disseminate negative commentary about us, our products, and boycotts; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury, and environmental remediation; our ability to comply with extensive federal, state and international laws, rules and regulations; changes in laws, rules and regulations relating to our business, such as federal and state ammunition regulations; risks associated with cybersecurity and other industrial and physical security threats; interest rate risk; changes in the current tariff structures; changes in tax rules or pronouncements; capital market volatility and the availability of financing; foreign currency exchange rates and fluctuations in those rates; general economic and business conditions in the United States and our markets outside the

United States, including the war in Ukraine and the imposition of sanctions on Russia, conditions affecting employment levels, consumer confidence and spending, conditions in the retail environment, and other economic conditions affecting demand for our products and the financial health of our customers; and risks related to our Planned Separation. You are cautioned not to place undue reliance on any forward-looking statements we make. A more detailed description of risk factors that may affect our operating results can be found in Part 1, Item 1A, Risk Factors, of our Annual Report on Form 10-K for fiscal year 2022 and in the filings we make with Securities and Exchange Commission (the "SEC") from time to time. We undertake no obligation to update any forward-looking statements, except as otherwise required by law.

#          #          #